Exhibit (c)

IRREVOCABLE PROXY

The undersigned stockholders (“Stockholders”) of CM Finance Inc, a Maryland corporation (the “Company”), hereby (i) grants to, and appoints, the Company, and any person designated in writing by the Company, and each of them individually, Stockholders’ proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholders, to vote all of the shares (the “Covered Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company, or grant a consent or approval in respect of the Covered Shares, in accordance with the terms of this Proxy and (ii) revokes any and all proxies heretofore given in respect of the Covered Shares.

The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned at any time after the date hereof to act as the undersigned’s attorney-in-fact and proxy to vote the Covered Shares in the same proportion as the vote of all other holders of the Common Stock, excluding any shares of Common Stock held by Stifel Financial Corporation, and to exercise all voting, consent and similar rights of the undersigned with respect to the Covered Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of the stockholders of the Company and in every written consent in lieu of such a meeting (such authorization and empowerment, the “Proxy”). The Stockholders shall not commit or agree to take any action inconsistent with the foregoing.

In the event that the U.S. Securities and Exchange Commission determines that any (or all) of the Stockholders or Cyrus Capital Partners, L.P. (collectively, “Cyrus”) is a person who is related to CM Finance Inc in a manner described in Section 57(b) of the Investment Company Act of 1940, as amended, then the Proxy shall be considered cancelled from the date of such determination and thereafter.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

Dated:             , 2013

STOCKHOLDERS:

Cyrus Opportunities Master Fund II, Ltd.
Crescent 1, L.P.
CRS Master Fund, L.P.
Cyrus Select Opportunities Master Fund, Ltd.

By:	Cyrus Capital Partners, L.P., as investment manager

By:
Name:
Title: